SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 12, 2003

AUTHENTIDATE HOLDING CORP.
(Exact name of Registrant as specified in charter)

Delaware	0-20190	14-1673067
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2165 Technology Drive, Schenectady, New York		12308
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (518) 346-7799

      (Former name or former address, if changed since last report.)

Item 5.   Other Events and Regulation FD Disclosure.

On September 12, 2003, the Company completed the sale of $2,470,000 of its securities to certain accredited investors pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D, promulgated thereunder (the “Offering”). The sale of these securities constitutes the second tranche of a sale of such securities to these investors, the first tranche of which was completed in October 2002. The Company received net proceeds of approximately $2,300,000, after paying fees and expenses. The Company intends to use the proceeds for working capital and general corporate purposes.

In the transaction, the Company sold $2,470,000 of convertible debentures (the “Debentures”) to the investors and warrants to purchase an aggregate of 247,000 shares of Common Stock (the “Warrants”). The Debentures and Warrants may be referred to herein as the “Securities”. The Debentures are convertible into shares of the Company’s Common Stock at an initial conversion price of $3.00 per share and the warrants are exercisable into shares of Common Stock at an initial price of $3.00 per share. The other terms and conditions of the Debentures and Warrants are the same as set forth in the debentures and warrants issued in the first tranche of this transaction in October 2002.

The Company also issued five year warrants to purchase an aggregate of 40,014 shares of its common stock to certain consultants for services rendered in connection with this transaction which are exercisable at $3.00 per share. The consultants also received a cash fee equal to 6% of the gross proceeds received by the Company. The warrants issued to the consultant are on terms substantially similar to the Warrants issued to the investors.

The securities sold in this offering are restricted securities under the terms of Regulation D and may not be transferred or resold for a period of one year, except pursuant to registration under the Securities Act or an exemption thereunder. The Company is obligated to file a registration statement with the Securities and Exchange Commission (the “Commission”) to register the shares of Common Stock underlying the Debentures and the Warrants within thirty days of the closing date. If the registration statement is not timely filed or is not declared effective within sixty days (or within 120 days in the event of a Commission review) following the closing date, then the Company shall pay to the investors penalties equal to 2% of the Offering proceeds per each month that the Company is not in compliance with these registration covenants.

The Company issued a press release regarding the Offering on September 12, 2003. The press release is attached to this Report on Form 8-K as Exhibit 99.1

Item 7.   Financial Statements, Pro Forma Financial Statements and Exhibits.

Listed below are the exhibits filed as a part of this report.

(c)    Exhibits

4.1	Form of Debenture (filed as Exhibit 4.1 to Form 8-K dated October 25, 2002).
4.2	Form of Warrant (filed as Exhibit 4.1 to Form 8-K dated October 25, 2002).
10.1	Form of Securities Purchase Agreement (filed as Exhibit10.1 to Form 8-K dated October 25, 2002).
10.2	Form of Registration Rights Agreement (filed as Exhibit 10.2 to Form 8-K dated October 25, 2002).
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2003	AUTHENTIDATE HOLDING CORP.
(Registrant)

By /s/ Dennis H. Bunt
Dennis H. Bunt
Chief Financial Officer